Exhibit 99

CERBCO, Inc.

CONSOLIDATING SCHEDULE – STATEMENT OF OPERATIONS INFORMATION

THREE MONTHS ENDED DECEMBER 31, 2004

(unaudited)

	CERBCO, Inc. Consolidated			Eliminations	CERBCO, Inc. Unconsolidated	INEI Corporation
Sales	$0	(A	)	$(156,736)	$0	$156,736

Costs and Expenses:
Cost of sales	0	(A	)	(103,382)	0	103,382
Selling, general and administrative expenses	229,359	(A	)	(161,781)	229,359	161,781

Total Costs and Expenses	229,359			(265,163)	229,359	265,163

Operating Loss	(229,359)			108,427	(229,359)	(108,427)
Investment Income	75,793	(A	)	(14,751)	75,793	14,751
Other Income (Expense) - Net	(10,494)	(A	)	(12,610)	(10,494)	12,610

Loss Before Income Taxes	(164,060)			81,066	(164,060)	(81,066)
Credit for Income Taxes	0			0	0	0

Loss from Continuing Operations	(164,060)			81,066	(164,060)	(81,066)
Loss from Discontinued Operations - Net	0			0	0	0

NET LOSS	$(164,060)	(F	)	$81,066	$(164,060)	$(81,066)

Exhibit 99

CERBCO, Inc.

CONSOLIDATING SCHEDULE – STATEMENT OF OPERATIONS INFORMATION

SIX MONTHS ENDED DECEMBER 31, 2004

(unaudited)

	CERBCO, Inc. Consolidated			Eliminations	CERBCO, Inc. Unconsolidated	INEI Corporation
Sales	$0	(B	)	$274,006	$0	$274,006

Costs and Expenses:
Cost of sales	0	(B	)	(203,006)	0	203,006
Selling, general and administrative expenses	385,594	(B	)	(832,629)	385,594	832,629

Total Costs and Expenses	385,594			(1,035,635)	385,594	1,035,635

Operating Loss	(385,594)			761,629	(385,594)	(761,629)
Investment Income	116,248	(B	)	(31,116)	116,248	31,116
Other Income (Expense) - Net	(17,756)	(B	)	(46,571)	(17,756)	46,571

Loss Before Income Taxes	(287,102)			683,942	(287,102)	(683,942)
Credit for Income Taxes	(35,000)			0	(35,000)	0

Loss from Continuing Operations	(252,102)			683,942	(252,102)	(683,942)
Loss from Discontinued Operations - Net	0			0	0	0

NET LOSS	$(252,102)	(G	)	$683,942	$(252,102)	$(683,942)

Exhibit 99

CERBCO, Inc.

CONSOLIDATING SCHEDULE – BALANCE SHEET INFORMATION

DECEMBER 31, 2004

(unaudited)

	CERBCO, Inc. Consolidated		Eliminations	CERBCO, Inc. Unconsolidated	INEI Corporation
ASSETS
Current Assets:
Cash and cash equivalents	$8,409,774	(D)	$(3,588,051)	$8,409,7740	$3,588,051
Cash in escrow	0	(D)	(225,000)	0	225,000
Marketable securities	8,510,828		0	8,510,828	0
Accounts receivable	52,343	(D)	(255,050)	52,343	255,050
Inventories	0	(D)	(138,179)	0	138,179
Prepaid expenses and other	18,732	(D)	(7,168)	18,732	7,168

TOTAL CURRENT ASSETS	16,991,677		(4,213,448)	16,991,677	4,213,448

Investment in subsidiary	0	(E)	(1,267,985)	0	0
Intercompany receivables and payables	0		0	(33,441)	33,441

Property, Plant and Equipment - net of accumulated depreciation	4,450	(D)	(59,897)	4,450	59,897

Other Assets:
Cash surrender value of SERP life insurance	2,145,169		0	2,145,169	0
Marketable securities	993,906		0	993,906	0
Deposits and other	44,489		0	44,489	0
Total assets of discontinued operations	4,273,345	(D)	4,273,345	0	0

TOTAL ASSETS	$24,453,036		$(1,267,985)	$21,414,235	$4,306,786

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued liabilities	$22,089	(D)	$(1,066,872)	$22,089	$1,066,872
Distributions payable	0		0	0	0

TOTAL CURRENT LIABILITIES	22,089		(1,066,872)	22,089	1,066,872
Accrued SERP liability	3,050,334		0	3,050,334	0
Total liabilities of discontinued operations	1,479,361	(C)(D)	1,479,361	0	0

TOTAL LIABILITIES	4,551,784		412,489	3,072,423	1,066,872

Non-Owned Interests	1,971,929	(B)(E)	1,971,929	0	0

Stockholders’ Equity:
Common stock	121,786	(E)	(176,086)	121,786	176,086
Class B Common stock	29,009	(E)	(11,904)	29,009	11,904
Additional paid-in capital	7,768,428	(E)	(4,022,324)	7,768,428	4,022,324
		(B)(C)
Retained earnings	10,010,100	(E)(G)	(631,702)	10,422,589	219,213
Treasury stock	0	(E)	1,189,613	0	(1,189,613)

TOTAL STOCKHOLDERS’ EQUITY	17,929,323		(3,652,403)	18,341,812	3,239,914

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$24,453,036		$(1,267,985)	$21,414,235	$4,306,786

Exhibit 99

CERBCO, Inc.

CONSOLIDATING RECLASSIFICATION AND ELIMINATION ENTRIES

DECEMBER 31, 2004

(unaudited)

(A)
Sales	$156,736
Investment income	14,751
Other income	12,610
Non-owned interests	49,340
Retained earnings	31,726
Cost of sales		$103,382
Selling, general and administrative expenses		161,781
To reclassify the discontinued operations of INEI Corporation for the three months ended December 31, 2004.

(B)
Sales	$274,006
Investment income	31,116
Other income	46,571
Non-owned interests	416,272
Retained earnings	267,670
Cost of sales		$203,006
Selling, general and administrative expenses		832,629
To reclassify the discontinued operations of INEI Corporation for the six months ended December 31, 2004.

(C)
Retained earnings	$412,489
Total liabilities of discontinued operations		$412,489
To adjust investment in INEI Corporation to fair value at December 31, 2004.

(D)
Accounts payable and accrued liabilities	$1,066,872
Total assets of discontinued operations	4,273,345
Cash and cash equivalents		$3,588,051
Cash in escrow		225,000
Accounts receivable		255,050
Inventories		138,179
Prepaid expenses and other		7,168
Property, plant and equipment-net		59,897
Total liabilities of discontinued operations		1,066,872
To reclassify the assets and liabilities of discontinued operations at December 31, 2004.

(E)
Common stock	$176,086
Class B stock	11,904
Additional paid-in capital	4,022,324
Retained earnings	635,485
Treasury stock		$1,189,613
Investment in subsidiary		1,267,985
Non-owned interests		2,388,201
To eliminate investment in INEI Corporation at December 31, 2004.

(F)
Current period loss adjustments	$81,066
Retained earnings		$81,066
To close out impact of eliminating entries on statement of operations for the quarter ended December 31, 2004.

(G)
Current year operations adjustments	$683,942
Retained earnings		$683,942
To close out impact of eliminating entries on statement of operations for the six months ended December 31, 2004.